UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure regarding the Forward Sale Agreements (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2019, New Jersey Resources Corporation (“NJR”) issued a press release announcing the Offering (as defined below) and a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events.

On December 4, 2019, NJR entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC in their capacity as representatives of the several underwriters (the “Underwriters”) and as forward sellers, and Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (each, a “Forward Counterparty”). Also on December 4, 2019, NJR entered into forward sale agreements (each, a “Forward Sale Agreement”) with each of the Forward Counterparties, relating to a number of underlying shares equal to the number of Forward Shares. Pursuant to the Underwriting Agreement (i) affiliates of the Forward Counterparties sold to the Underwriters an aggregate of 366,666 shares (the “Forward Shares”) of NJR’s common stock, $2.50 par value per share (the “Common Stock”), to be borrowed from third parties and sold by affiliates of the Forward Counterparties to the Underwriters and (ii) NJR offered and sold to the Underwriters 5,333,334 shares (the “Offered Shares”) of Common Stock in an underwritten public offering by the Underwriters (the “Offering”). As contemplated by the Forward Sale Agreements, affiliates of the Forward Counterparties, acting as forward sellers, borrowed from third parties the Forward Shares.

On December 5, 2019, the Underwriters exercised in full their option to purchase an additional 845,454 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Counterparties entered into additional forward sale agreements relating to an aggregate of 845,454 shares of Common Stock (each, an “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes each Additional Forward Sale Agreement).

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at NJR’s discretion, but which is expected to occur on or prior to September 30, 2020. On a settlement date or dates, if NJR decides to physically settle a Forward Sale Agreement, NJR will issue shares of Common Stock to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $40.0125 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by an amount per share specified in such Forward Sale Agreements. The forward sale price will also be subject to decrease if the cost to the applicable Forward Counterparty of borrowing a number of shares of Common Stock underlying the applicable Forward Sale Agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Each Forward Sale Agreement will be physically settled, unless NJR elects to settle such Forward Sale Agreement in cash or to net share settle such Forward Sale Agreement (which NJR has the right to do, subject to certain conditions, other than in the limited circumstances described below). If NJR decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to our earnings per share and return on equity. If NJR elects cash or net share settlement for all or a portion of the shares of Common Stock underlying a Forward Sale Agreement, NJR would expect the relevant Forward Counterparty or one of its affiliates to purchase a number of shares of Common Stock equal to the portion for which NJR elects cash or net share settlement, as the case may be, in order to satisfy its obligation to return the shares of Common Stock such Forward Counterparty had borrowed in connection with sales of Common Stock under the Underwriting Agreement and, if applicable in connection with net share settlement, to deliver shares of Common Stock to NJR. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, NJR will pay or deliver, as the case may be, to the relevant Forward Counterparty under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Counterparty will pay or deliver, as the case may be, to NJR under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Counterparty will have the right to accelerate that particular Forward Sale Agreement (with respect to a transaction under that particular Forward Sale Agreement that the relevant Forward Counterparty determines is affected by such event) and require NJR to physically settle or, if NJR so elects and the Forward Counterparty permits such election, cash settle or net share settle on a date specified by the relevant Forward Counterparty if:

●

in the commercially reasonable judgment of the Forward Counterparty, (i) it or its affiliate is unable to hedge its exposure under such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by lenders or (ii) it or its affiliate would incur a stock loan cost of more than a specified amount;

●

NJR declares any dividend or distribution on its Common Stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by such Forward Counterparty;

●	certain ownership thresholds applicable to such Forward Counterparty are exceeded;
●

an event is announced that, if consummated, would result in an extraordinary event (as defined in that particular Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as delisting of NJR’s Common Stock (each as more fully described in each Forward Sale Agreement); or

●

certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into that particular Forward Sale Agreement (each as more fully described in each Forward Sale Agreement).

In the ordinary course of business, the Underwriters and/or their affiliates have provided and may in the future provide financial advisory or other services for NJR and its subsidiaries for which they have received or will receive customary fees. For example, affiliates of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC and affiliates of certain other underwriters participate in NJR’s revolving credit arrangements and NJR’s bridge credit facility. To the extent NJR uses the proceeds from the transactions reported in this Form 8-K to repay borrowings under NJR’s bridge credit facility, such affiliates of the Underwriters will receive a portion of such proceeds.

The foregoing descriptions of the Forward Sale Agreements and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such Forward Sale Agreement and the Underwriting Agreement, which are filed as Exhibits 10.1 through 10.4 hereto and Exhibit 1.1 hereto, respectively, and are incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333- 235348) of NJR (the “Registration Statement”), and a prospectus supplement dated December 4, 2019, which was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on December 5, 2019. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated December 4, 2019, among New Jersey Resources Corporation, the Underwriters and the Forward Counterparties
5.1	Opinion of Troutman Sanders LLP
10.1	Forward Sale Agreement between New Jersey Resources Corporation and Wells Fargo Bank, National Association, dated December 4, 2019
10.2	Forward Sale Agreement between New Jersey Resources Corporation and JPMorgan Chase Bank, National Association, dated December 4, 2019
10.3	Additional Forward Sale Agreement between New Jersey Resources Corporation and Wells Fargo Bank, National Association, dated December 5, 2019
10.4	Additional Forward Sale Agreement between New Jersey Resources Corporation and JPMorgan Chase Bank, National Association, dated December 5, 2019
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
99.1	Press Release dated December 4, 2019
99.2	Press Release dated December 4, 2019
104	Cover Page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: December 9, 2019	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer